EXHIBIT 99.2

EXECUTION VERSION

PROGRAM PORTFOLIO SCHEDULE

(SDART Publicly Registered Transactions)

This Program Portfolio Schedule, dated as of July 15, 2016 (as amended, supplemented or otherwise modified from time to time, (this “Program Portfolio Schedule”), to the Servicing Agreement, dated as of July 15, 2016 (as heretofore amended, restated, supplemented or otherwise modified, the “Servicing Agreement”), is between Santander Consumer USA Inc., an Illinois corporation (“SC”), as servicer (in such capacity, the “Servicer”), and Santander Consumer International Puerto Rico LLC, a Puerto Rico limited liability company (“SCIPR”), as subservicer (in such capacity, the “Subservicer”), with respect to the Program Portfolio identified below.

WHEREAS, the Servicer and the Subservicer have entered into the Servicing Agreement and now desire to designate additional Program Portfolios to be serviced by the Subservicer on behalf of the Servicer pursuant to the terms of the Servicing Agreement and this Program Portfolio Schedule.

NOW, THEREFORE, the parties agree as follows:

Section 1. Servicing Agreement. (a) The Servicer hereby acknowledges and agrees that the Subservicer will act as servicer of each portfolio of Program Receivables owned by an SDART Issuing Entity (each, a “Program Portfolio”), and the Subservicer hereby agrees to act as servicer of such Program Portfolio to manage, service, collect, enforce, administer and provide the Services from and after July 15, 2016 (the “Program Effective Date”). “SDART Issuing Entity” means each statutory trust for which Santander Drive Auto Receivables LLC (CIK #0001383094) acts as the depositor and which issues publicly registered asset-backed notes, including, for the avoidance of doubt, each such trust formed after the Program Effective Date. The Subservicer shall perform the Services and act hereunder using the degree of skill and attention that the Subservicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others and that is consistent with its Customary Service Practices. The Subservicer’s duties with respect to each Program Portfolio shall include collection and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, sending invoices or payment coupons to Obligors, accounting for Collections and furnishing monthly and annual statements to the Servicer in connection with each Program Portfolio as required by the Servicing Agreement and this Program Portfolio Schedule and performing the other duties specified therein or herein. Subject to the provisions of Section 3.2 of the Servicing Agreement and its Customary Servicing Practices, the Subservicer shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such Services that it may reasonably deem necessary or desirable.

(b) The Subservicer may modify or amend its Customary Servicing Practices applicable to each Program Portfolio from time to time, subject in each case to restrictions on modifications or amendments, if any, set forth in the related Sale and Servicing Agreement (as defined in Section 2(iv) below).

Section 2. Program Portfolios. Each Program Portfolio has the following characteristics:

(i)	Legal Owner of Program Receivables: The related SDART Issuing Entity, the name of and organizational documents for which may be found by searching http://www.sec.gov/edgar/searchedgar/companysearch.html for issuing entities with a name beginning “Santander Drive Auto Receivables Trust”.

(ii)	Pledgee of Program Receivables: The party named as “Indenture Trustee” in each related Sale and Servicing Agreement.

(iii)	Type of Receivables: Motor Vehicle Receivables.

(iv)	Agreement pursuant to which SC, as Servicer services the Program Receivables: The Sale and Servicing Agreement between SC, Santander Drive Auto Receivables LLC, the related SDART Issuing Entity and the “Indenture Trustee” named therein (each, a “Sale and Servicing Agreement”), a copy of which has been filed on EDGAR and may be found by searching http://www.sec.gov/edgar/searchedgar/companysearch.html by the name of the related SDART Issuing Entity.

(v)	The Program Receivables are Regulation AB Receivables.

(vi)	Program Portfolio Transaction Documents: Agreement described in clause (iv) above.

Section 3. Collection of Program Receivables.

(a) The Subservicer is hereby authorized to grant extensions, rebates, deferrals, amendments, modifications, temporary reductions in payments or adjustments with respect to the Program Receivables in accordance with its Customary Servicing Practices, subject in each case to restrictions on extensions, rebates, deferrals, amendments, modifications, temporary reductions or adjustments, if any, set forth in the related Sale and Servicing Agreement.

(b) The Subservicer is authorized in accordance with its Customary Servicing Practices to waive any late payment charge or other fee that may be collected in the ordinary course of servicing a receivable, subject in each case to restrictions on waivers, if any, set forth in the related Sale and Servicing Agreement.

Section 4. Statements to Servicer. The Subservicer shall deliver to the Servicer a Servicer Report for each Program Portfolio in the form and for the time periods reasonably requested by the Servicer from time to time.

Section 5. Counterparts. This Program Portfolio Schedule may be executed in two or more counterparts and by different parties on separate counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

Section 6. GOVERNING LAW. THIS PROGRAM PORTFOLIO SCHEDULE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the parties hereto have caused this Program Portfolio Schedule to be duly executed by their respective officers duly authorized as of the day and year first above written.

SANTANDER CONSUMER USA INC., as Servicer

By:	/s/ Izzy Dawood
Name:	Izzy Dawood
Title:	Chief financial Officer

SANTANDER CONSUMER INTERNATIONAL PUERTO RICO LLC, as Subservicer

By:	/s/ Troy Miller
Name:	Troy Miller
Title:	President

By:	/s/ Eldridge Burns
Name:	Eldridge Burns
Title:	Director

Program Portfolio Schedule

(SDART Publicly Registered Transactions)